Exhibit 10.21

FIRST AMENDMENT

TO

LOAN AGREEMENT

This First Amendment to Loan Agreement is entered into as of September 2, 2009 (the “Amendment”), by and between AGILITY CAPITAL, LLC (“Agility”) and ALPHA INNOTECH CORP., a Delaware corporation (“Delaware Borrower”) and ALPHA INNOTECH CORPORATION, a California corporation (“California Borrower”, collectively with Delaware Borrower (“Borrower”)).

RECITALS

Borrower and Agility are parties to that certain Loan Agreement dated as of May 7, 2008 as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Montage Capital, LLC was a party to the Agreement and referenced therein as “Montage” and/or as “Lender”. All references in the Agreement to Montage shall be deleted and all references to “Lender” or “Lenders” shall mean and/or refer to Agility Capital, LLC.

2. The reference to “Maturity Date” in the Agreement is amended to read “December 1, 2010”.

3. The first sentence of Section 1(a) (Payment) of the Agreement is amended to read: “Borrower shall pay interest on the outstanding principal balance of the Advance at a fixed rate per annum equal to 14%.”

4. On the date hereof, Delaware Borrower shall deliver a Warrant to Purchase Stock to Lender in substantially the form attached.

5. On May 1, 2010, Borrower will pay Lender a fee equal to 5% of the balance of the outstanding Obligations as of April 30, 2010.

6. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agility under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement.

7. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9. As a condition to the effectiveness of this Amendment, Agility shall have received, in form and substance satisfactory to Agility, the following:

(i) this Amendment, duly executed by Borrower;

(ii) a Warrant to Purchase Stock in substantially the form attached;

(iii) Corporate Resolutions to Borrow for each Borrower;

(iv) payment of a loan modification and extension fee of $20,000, plus an amount equal to all expenses (including reasonable attorneys fees) due and payable on execution of this agreement; and

(v) such other documents, and completion of such other matters, as Agility may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ALPHA INNOTECH CORPORATION	ALPHA INNOTECH CORP.

By:	By:
Title:	Title:

AGILITY CAPITAL, LLC

By:
Title:

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